UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2023
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
_____________________________

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9700 West Higgins Road
Rosemont, Illinois 60018
(Address of principal executive offices)
Registrant’s telephone number, including area code (847) 939-9000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTFC	The NASDAQ Global Select Market
Series D Preferred Stock, no par value	WTFCM	The NASDAQ Global Select Market
Series E Preferred Stock, no par value	WTFCP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On May 31, 2023, an indirect subsidiary of Wintrust Financial Corporation (“Wintrust”), First Insurance Funding of Canada Inc. (“First Canada) entered into the Eleventh Amending Agreement, dated as of May 31, 2023 (the “Amendment”) to the Receivables Purchase Agreement dated as of December 16, 2014 (as amended, the “Receivables Purchase Agreement”) by and between First Canada and CIBC Mellon Trust Company, in its capacity as trustee of Plaza Trust (“Plaza Trust”), by its financial services agent, Royal Bank of Canada.
Pursuant to the Amendment, the Commitment Maturity Date of the Receivables Purchase Agreement has been extended to December 15, 2024, the facility limit has been increased from $420 million to $520 million, and the fee rate increased from 0.775% to 0.825%. Additionally, since CDOR will cease being used in Canada in June 2024, the references to CDOR changed to Benchmark rate. The Amendment also includes technical and ministerial changes.
Additionally, pursuant to a Performance Guarantee dated as of December 16, 2014, and confirmed as of May 31, 2023, made by Wintrust in favor of Plaza Trust (“Amendment of Performance Guarantee”), Wintrust guarantees the performance of First Canada of its obligations under the Receivables Purchase Agreement and any subsequent amendments thereto.
Lastly, a Fee Letter by Plaza Trust dated May 31, 2023 (“Amendment of Fee Letter”) replaces the fee letter dated May 2, 2022 and modifies the fund costs, rates, notices and fees.
The foregoing descriptions of the Amendment, Amendment of Performance Guarantee, and Amendment of Fee Letter are qualified in their entirety by the full text of such agreements, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Eleventh Amending Agreement, dated as of May 31, 2023 by and between First Insurance Funding of Canada Inc. and CIBC Mellon Trust Company, in its capacity as trustee of Plaza Trust, by its Financial Service Agent, Royal Bank of Canada.

10.2	Performance Guarantee Confirmation made as of May 31, 2023 by Wintrust Financial Corporation in favor of CIBC Mellon Trust Company, Plaza Trust.
10.3
Fee Letter dated as of May 31, 2023 by CIBC Mellon Trust Company, in its capacity as trustee of Plaza Trust, by its Financial Service Agent, Royal Bank of Canada and acknowledged by First Insurance Funding of Canada Inc.

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Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/Kathleen M. Boege
Kathleen M. Boege Executive Vice President, General Counsel and Corporate Secretary
Date: June 6, 2023

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